                                                                 Exhibit 3(i)(c)

                          [FORM OF FACE OF RECEIPT!]

NUMBER                                                        DEPOSITARY SHARES

DR

     DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH REPRESENTING ONE-FOUR HUNDREDTH OF ONE SHARE Of 9% CUMULATIVE PREFERRED STOCK,
                                    SERIES A,
                                       OF
                            MERRILL LYNCH & CO., INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                                                CUSIP
                                                                      ---------

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

CITIBANK, N.A., as Depositary (the "Depositary"), hereby certifies that


is the registered owner of                                    DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing one-four hundredth of one share of 9% Cumulative Preferred Stock, Series A, par value $1.00 per share (the "Stock"), of Merrill Lynch & Co., Inc., a Delaware corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of November 3, 1994 (the "Deposit Agreement"), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:

CITIBANK, N.A., Depositary

By________________________
     Authorized Officer

                         [FORM OF REVERSE OF RECEIPT]
                           MERRILL LYNCH & CO., INC.

         MERRILL LYNCH & CO., INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF THE 9% CUMULATIVE PREFERRED STOCK, SERIES A, OF MERRILL LYNCH & CO., INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

                           -------------------------

--------------------------------------------------------------------------------

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent or Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Phrase Abbreviation        Equivalent                             Phrase Abbre

JT TEN                     As joint tenants, with right           TEN BY ENT
                           of survivorship and not as tenants
                           in common
TEN IN COM                 As tenants in common                   UNIF GIFT MI



Word                                           Word
Abbreviation           Equivalent              Abbreviation      Equivalent

ADM                    Administrator(s)        EST               Estate, of
                                                                 Estate of
                       Administratrix          EX                Executor(s),
                                                                 Executrix
AGMT                   Agreement               FBO               For the
                                                                 benefit of
ART                    Article                 FDN               Foundation
CH                     Chapter                 GDN               Guardians)
CUST                   Custodian for           GDNSHP            Guardianship
DEC                    Declaration             MIN               Minor(s)

================================================================================

     For value received, ____________________ hereby sell(s), assigns(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
--------------------------------------------------------------------------------

T!

HOUT CHARGE TO EACH
AGREEMENT AND A COPY OR
CUMULATIVE PREFERRED STOCK,
UEST IS TO BE ADDRESSED TO

-----------------------------

stockholder who so requests
participating, optional or
s thereof of the
restrictions of such
 to the Corporation or to

ownership on the face of
ere written out in full
iations in addition to those


                       Phrase Abbreviation        Equivalent

of survivorship        TEN BY ENT                 As tenants by the entireties

                       UNIF GIFT MIN ACT          Uniform Gifts to Minors Act

                                  Word
ion     Equivalent                Abbreviation     Equivalent

        Estate, of Estate of      PAR              Paragraph
        Executor(s), Executrix    PL               Public Law
        For the benefit of        TR               (As) trustees(s), for, of
        Foundation                U                Under
        Guardian(s)               UA               Under agreement
        Guardianship              UW               Under will of, Of will of,
        Minor(s)                                   Under last will & testament


================================================================================

by sell(s), assign(s) and

UMBER OF ASSIGNEE

---------------------------

---------------------------
POSTAL ZIP CODE OF ASSIGNEE
---------------------------

______________________ Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint _____________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated________________


                    ------------------------------------------------------------

                    NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

--------------------------------------------------------------
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                      A-2